VYSTAR CORPORATION 8-K/A

Exhibit 99.1

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

TABLE OF CONTENTS

APRIL 30, 2019 AND 2018

Independent Auditors’ Report

Board of Directors and Stockholders

Murida Furniture Co., Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Murida Furniture Co., Inc., dba Rotmans, which comprise the balance sheets as of April 30, 2019 and 2018, and the related statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Murida Furniture Co., Inc. as of April 30, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 13 to the financial statements, the entity has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Hall & Company

Irvine, CA

December 03, 2019

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

BALANCE SHEETS

	APRIL 30,
ASSETS	2019	2018

Current assets:
Cash	$849	$2,818
Accounts receivable, net	8,502	155,944
Notes receivable	36,000	36,000
Inventories	5,215,957	5,525,272
Investments - equity securities	131,324	125,646
Prepaid expenses and other	375,477	398,556
Deferred commission costs	110,000	110,000

Total current assets	5,878,109	6,354,236

Property and equipment, net	996,210	1,319,301

Other assets:
Notes receivable, less current portion	146,020	182,428
Deferred commission costs, less current portion	242,922	239,211
Inventories, long-term	284,184	470,959
Other	37,164	35,334

Total assets	$7,584,609	$8,601,469

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Line of credit	$2,269,707	$2,111,977
Current portion of long-term debt	94,000	92,000
Accounts payable	1,916,400	2,180,230
Customer deposits	1,583,296	1,640,055
Accrued liabilities	458,399	584,621
Deferred warranty revenue	455,000	468,000
Due to related party	105,000	10,885

Total current liabilities	6,881,802	7,087,768

Long-term liabilities:
Long-term debt, less current portion	153,765	211,738
Deferred warranty revenue, less current portion	880,652	880,614
Deferred rent	102,465	117,064

Total liabilities	8,018,684	8,297,184

Stockholders’ equity (deficit):
Common stock, no par value, 20,000 shares authorized, issued and outstanding	29,000	29,000
Retained earnings (deficit)	(566,633)	177,405
Accumulated other comprehensive income	103,558	97,880

Total stockholders’ equity (deficit)	(434,075)	304,285

Total liabilities and stockholders’ equity (deficit)	$7,584,609	$8,601,469

The accompanying notes are an integral part of the financial statements

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	YEAR ENDED APRIL 30,
	2019	2018

Net sales	$29,896,170	$32,675,785

Cost of sales	15,578,127	17,189,866

Gross profit	14,318,043	15,485,919

Operating expenses:
Salaries, wages and benefits	7,754,067	8,445,295
Advertising	2,446,687	2,447,781
Rent	1,282,428	1,311,456
Service charges	1,005,894	1,135,520
Other operating	2,616,373	2,951,942

Total operating expenses	15,105,449	16,291,994

Loss from operations	(787,406)	(806,075)

Other income (expense):
Gain on sale of property and equipment	137,960	—
Other income	44,041	27,497
Interest expense, net	(138,633)	(107,484)

Total other income (expense), net	43,368	(79,987)

Net loss	$(744,038)	$(886,062)

Other comprehensive income:
Net unrealized gain on available-for-sale investments	$5,678	$29,079

Comprehensive loss	$(738,360)	$(856,983)

The accompanying notes are an integral part of the financial statements

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	YEAR ENDED APRIL 30,
	2019	2018

Common stock:
Balance	$29,000	$29,000

Retained earnings (deficit):
Beginning balance	177,405	1,113,467
Net loss	(744,038)	(886,062)
Dividends	—	(50,000)

Ending balance	(566,633)	177,405

Accumulated other comprehensive income:
Beginning balance	97,880	68,801
Net unrealized gain on available-for-sale investments	5,678	29,079

Ending balance	103,558	97,880

Total stockholders’ equity (deficit)	$(434,075)	$304,285

The accompanying notes are an integral part of the financial statements

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

STATEMENTS OF CASH FLOWS

	YEAR ENDED APRIL 30,
	2019	2018
Operating activities:
Net loss	$(744,038)	$(886,062)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	181,665	278,698
Gain on sale of property and equipment	(137,960)	—
Changes in assets and liabilities:
Accounts receivable	147,442	(11,529)
Inventories	496,090	432,732
Prepaid expenses and other	23,079	(101,131)
Deferred commission costs	(3,711)	(62,000)
Other assets	(1,830)	(7,167)
Accounts payable	(263,830)	115,787
Customer deposits	(56,759)	448,725
Accrued liabilities	(126,222)	(38,570)
Deferred warranty revenue	(12,962)	110,250
Deferred rent	(14,599)	(3,128)

Net cash provided by (used in) operating activities	(513,635)	276,605

Investing activities:
Collections on notes receivable	36,408	36,408
Proceeds from sale of property and equipment	319,550	—
Property and equipment acquisitions	—	(39,935)

Net cash provided by (used in) investing activities	355,958	(3,527)

Financing activities:
Net borrowings on line of credit	157,730	162,811
Payments on long-term debt	(96,137)	(131,270)
Proceeds from related party	105,000	—
Payments on related party debt	(10,885)	(253,796)
Dividends paid	—	(50,000)

Net cash provided by (used in) financing activities	155,708	(272,255)

Net increase (decrease) in cash	(1,969)	823

Cash - beginning	2,818	1,995

Cash - ending	$849	$2,818

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:

Interest	$135,724	$105,656

Income taxes	$14,643	$34,688

NONCASH INVESTING AND FINANCING TRANSACTIONS

Acquisition of property and equipment financed with long-term debt	$84,010	$60,266

Property and related debt transferred to stockholder	$43,846	$—

The accompanying notes are an integral part of the financial statements

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

 APRIL 30, 2019 AND 2018

(1)	NATURE OF BUSINESS

Murida Furniture Co., Inc. dba Rotmans Furniture (the “Company”), founded in 1956, is a retailer of quality home furnishings and carpeting with a showroom located in Worcester, Massachusetts. The Company sells a broad line of residential furniture and decorative accessories and serves customers throughout the New England region. As an added convenience to its customers, the Company offers financing through third-party finance companies.

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting:

The accompanying financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under the accrual basis of accounting, revenues and assets are recognized when they become measurable and available, and expenditures and liabilities are recorded at the time they are incurred.

Cash:

For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments and money market accounts with a maturity of three months or less to be cash equivalents. At April 30, 2019 and 2018, the Company had no cash equivalents.

Accounts Receivable:

The Company routinely sells, without recourse, trade receivables to various financial institutions at an average service charge of 6.5% and 6.6% in 2019 and 2018, respectively. Amounts sold during 2019 and 2018 were approximately $10,024,000 and $11,348,000, respectively.

Receivables retained by the Company are generally collateralized by the merchandise sold, represent valid claims against debtors for sales arising on or before the balance sheet date and are reduced to their estimated net realizable value. Delinquent accounts are written off in the event of a discharged bankruptcy or other circumstances that make further collections unlikely. The Company assesses the adequacy of the allowance for doubtful accounts at the end of each year based on prior collections and historical write-offs. The Company considers accounts receivable to be fully collectible as of April 30, 2019 and 2018.

Inventories:

Inventories are stated at the lower of average cost or net realizable value, which is defined as selling price less cost of completion, disposal and transportation. Cost is determined on the first-in, first-out (“FIFO”) method. The Company evaluates the need to record write-downs for inventory on a regular basis. Appropriate consideration is given to obsolescence, slow-moving and other factors in evaluating net realizable values.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment:

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives of the assets using straight-line and accelerated methods. Leasehold improvements are being depreciated over their estimated useful lives since management intends to occupy each of its current facilities for the foreseeable future.

Expenditures for major renewals and betterments are capitalized, while routine repairs and maintenance are expensed as incurred. When property items are retired or otherwise disposed of, the asset and related reserve accounts are relieved of the cost and accumulated depreciation, respectively, and the resultant gain or loss is reflected in earnings.

Long-Lived Assets:

In accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant and Equipment, long-lived assets to be held and used are analyzed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there is indication of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the asset carrying values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of their carrying amount or fair value less the cost to sell.

At April 30, 2019 and 2018, the Company determined that there was no impairment of the Company’s long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s merchandise will continue which could result in impairment related to the Company’s long-lived assets.

Investments - Equity Securities:

Marketable equity securities have been categorized as available-for-sale and, as a result, are stated at fair value. Unrealized gains and losses are reflected, as a component of accumulated other comprehensive income. The Company periodically reviews the available-for-sale securities for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As of April 30, 2019 and 2018, the Company believes that the cost of the available-for-sale securities was recoverable in all material respects.

Customer Deposits:

Customer deposits consist of customer advance payments and deposits on sales of undelivered merchandise.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition:

The Company recognizes revenue from merchandise sales and related service fees, net of sales taxes, upon delivery to the customer. A reserve for merchandise returns and customer allowances is not deemed necessary at April 30, 2019 and 2018 based on its historical returns and allowance experience.

The Company also defers revenues for its separately-priced stain protection warranty coverage for which the Company is ultimately self-insured. The Company recognizes revenue from the extended warranty sales on a straight-line basis over the respective contract term. The extended warranty terms primarily range from three to five years from the date of delivery. At April 30, 2019 and 2018, deferred warranty revenue is approximately $1,336,000 and $1,349,000, respectively. Commission costs in obtaining extended warranty contracts are capitalized and recognized as expense on a straight-line basis over the period of the warranty contract. At April 30, 2019 and 2018, deferred commission costs are approximately $353,000 and $349,000, respectively. All other costs, such as costs of services performed under the contract, general and administrative expenses, and advertising expenses are expensed as incurred due to the minimal amounts incurred.

The Company typically offers its customers an opportunity to have their purchases delivered. Delivery fees of approximately $543,000 and $515,000 in 2019 and 2018, respectively, were charged to customers and are included in net sales. The costs associated with these deliveries are included in operating expenses and were approximately $1,182,000 and $1,132,000 in 2019 and 2018, respectively.

Advertising:

Advertising costs, which include television, radio, newspaper and other media advertising, are expensed upon first showing. The Company incurred approximately $2,447,000 and $2,448,000 in advertising costs during 2019 and 2018, respectively.

Income Taxes:

Current income taxes are based on the year’s income taxable for federal and state tax reporting purposes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

For federal income taxes, in 2018, the Company computed its deferred income taxes using a rate of 15%. Consistent with the Tax Cuts and Jobs Act, in 2019, the Company computed its deferred tax provision using a rate of 21%.

The Company’s income tax returns since fiscal 2016 generally remain open to possible examination.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates made by management include, among others, the collectibility of accounts receivable, allowance for obsolete inventory, deferred income taxes, depreciation methods and lives, the recoverability of long-lived assets, the carrying value of investments and the recognition of certain accruals. Actual results could differ from those estimates.

Fair Value of Financial Instruments:

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk.

Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

●	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 inputs: Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date. They typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s financial instruments consist principally of cash, accounts receivable, notes receivable, investments, line of credit, accounts payable, accrued liabilities and deferred revenue. The carrying value of the investments has been determined using Level 1 inputs. The Company’s remaining financial instruments approximate fair value due to their short-term nature and market interest rates.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

 NOTES TO FINANCIAL STATEMENTS

 APRIL 30, 2019 AND 2018

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements:

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (“FASB”) in the form of accounting standards updates (“ASUs”) to the FASB’s ASC. The Company considered the applicability and impact of all ASUs. ASUs not listed below were assessed and determined to be wither not applicable or are expected to have minimal impact on our financial position or results of operations.

Revenue Recognition:

In May 2014, the FASB issued ASU 2014-09, Revenue - Revenue from Contracts with Customers (ASC Topic 606 or the “new standard”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The new standard requires a company to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the company expects to receive in exchange for those goods or services. ASU 2014-09 establishes a five-step process to achieve this core principle and may require more judgement and estimates within the revenue recognition process than necessary under existing U.S. GAAP. The Company will adopt the requirements of the new standard effective May 1, 2019 using a retrospective approach with the cumulative effect of initially adopting the standard recognized at the date of adoption. We are currently evaluating the impact of adopting the standard on our financial statements and do not believe the cumulative effect from this change will have a material effect on retained earnings (deficit).

Leases:

In February 2016, the FASB issued ASU 2016-02, Leases (ASC Topic 842), which amends various aspects of existing guidance for leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The main difference between previous U.S. GAAP and the amended standard is the recognition of lease assets and lease liabilities by lessees on the balance sheet for those leases classified as operating leases under previous U.S. GAAP. As a result, the Company will have to recognize a liability representing lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet. The Company will adopt the requirements of the new lease standard effective May 1, 2019 using the modified retrospective method. Results for reporting periods beginning after May 1, 2019 will be presented under ASU 2016-02, while prior periods will not be adjusted.

Financial Instruments:

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (ASC Topic 825). The objective of the ASU is to provide an enhanced reporting model for financial instruments that will result in more decision-useful information. With the adoption of ASU 2016-01, the classifications among trading, available-for-sale, and held-to-maturity are retained only for debt securities. Equity securities with readily-determinable fair values will continue to be measured at fair value, but all changes in fair value will be included in earnings and not separately reported in other comprehensive income (loss). The Company will adopt the requirements of ASU 2016-01 as of May 1, 2019. Earlier adoption is not permitted.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(3)       NOTES RECEIVABLE

During 2014, the Company entered into separate agreements with its shareholders to convert previous advances to ten-year term notes.  The notes require annual payments totaling approximately $36,000 plus interest beginning April 1, 2015.  Interest is set at the applicable short term federal rate of 0.30% for three years through April 1, 2018, 1.11% for three years through April 1, 2020 and adjusted thereafter every three years on the April 1st anniversary date.

(4)       INVESTMENTS - EQUITY SECURITIES

Cost and fair value of investments - equity securities are as follows as of April 30:

	Cost	Gross Unrealized Gains	Fair Value

2019	$27,766	$103,558	$131,324

2018	$27,766	$97,880	$125,646

Net unrealized holding gains on available-for-sale securities were approximately $6,000 and $29,000 in 2019 and 2018, respectively, and have been included in accumulated other comprehensive income.

(5)       PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following as of April 30:

	2019	2018

Land	$243,876	$268,876
Building	—	164,000
Leasehold improvements	4,677,271	4,677,271
Furniture, fixtures and equipment	3,321,125	3,321,125
Capital lease equipment	435,344	351,334
Motor vehicles	152,459	402,300

	8,830,075	9,184,906
Accumulated depreciation and amortization	(7,833,865)	(7,865,605)

	$996,210	$1,319,301

Depreciation and amortization totaled approximately $182,000 and $279,000 in 2019 and 2018, respectively.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(6)        LINE OF CREDIT

At April 30, 2019 and 2018, the Company has a $3,000,000 and $2,500,000 revolving line of credit with a commercial bank, respectively.  Advances are limited to 50% of eligible inventory and bear interest at the prime rate plus 0.50% with a floor of 3.75%.  The interest rate was 6.00% and 5.25% at April 30, 2019 and 2018, respectively.  The line of credit is due upon demand and is subject to renewal annually.  It is secured by all assets of the Company and guaranteed by Steven Rotman.  The credit line is subject to certain financial and non-financial covenants. The Company was not in compliance with certain covenants as of April 30, 2019 and has obtained a waiver through April 30, 2020.

Borrowings under this agreement at April 30, 2019 and 2018 were approximately $2,270,000 and $2,112,000, respectively.  Availability under the line of credit as of April 30, 2019 and 2018 was approximately $320,000 and $388,000, respectively.

(7)        LONG-TERM DEBT

Long-term debt consists of the following as of April 30:

	2019	2018

Term loans	$28,282	$108,941
Capital lease obligations	219,483	194,797

	247,765	303,738
Current maturities	(94,000)	(92,000)

	$153,765	$211,738

Term loans consist of the following as of April 30:

	2019	2018

0% loans on three vehicles, cumulative monthly payments of $1,488 through November 2020.	$28,282	$46,144

3.06% loan on vehicle, monthly payments of $918 including interest through July 2023. Vehicle and loan transferred to stockholder in April 2019.	—	52,580

2.54% loan on vehicle, monthly payments of $1,474 including interest through November 2018.	—	10,217

	$28,282	$108,941

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(7)        LONG-TERM DEBT (Continued)

Approximate maturities of term loans for the succeeding years are as follows:

2020	$18,000
2021	10,282

$28,282

Capital lease obligations consist of the following as of April 30:

	2019	2018
Lease payable in monthly installments of $4,422 including interest at an imputed rate of 3.17%, through November 2021.	$131,469	$179,547

Lease payable in monthly installments of $575 including interest at an imputed rate of 4.56%, through July 2020.	8,912	15,250

Lease payable in monthly installments of $978 including interest at an imputed rate of 2.909%, through January 2024.	52,031	—

Lease payable in monthly installments of $575 including interest at an imputed rate of 4.56%, through February 2022.	27,071	—

	$219,483	$194,797

Future minimum lease payments are as follows:

2020	$81,931
2021	77,330
2022	50,363
2023	11,741
2024	8,806

Minimum lease payments	230,171
Amount representing interest	(10,688)

Present value of future minimum lease payments	219,483
Current maturities	(76,000)

$143,483

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(7)        LONG-TERM DEBT (Continued)

Equipment held under capital lease is as follows as of April 30:

	2019	2018

Equipment	$435,344	$351,334
Accumulated depreciation	(229,509)	(163,786)

	$205,835	$187,548

Depreciation includes approximately $66,000 and $103,000 in 2019 and 2018, respectively, relating to this equipment.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(8)        RELATED PARTY TRANSACTIONS

As of April 30, 2018, net advances totaling $10,885 were payable to a major stockholder.  The working capital advances are non-interest bearing and have been classified as current due to the absence of stipulated repayment terms.  The advances were repaid in full during the year ended April 30, 2019.

In April 2019, the Company received an advance of $105,000 from Vystar Corporation (“Vystar”). Vystar is a publicly traded company, in which Steven Rotman is the CEO, that acquired a 58% interest in the Company in July 2019, see Note 14.  As of April 20, 2019, the advances have been included in due to related party in the accompanying balance sheets and classified as current due to the absence of stipulated repayment terms.

The Company provided certain warehouse staff, warehouse space and an executive assistant to Vystar at no cost during the year ended April 30, 2019.  The Company estimates these services to be approximately $40,000 per month or approximately $480,000 for fiscal 2019.

During the year ended April 30, 2019, the Company purchased approximately $91,000 in goods from Vystar, of which approximately $5,000 remain payable and are included in accounts payable in the accompanying balance sheets.  There were no purchases from Vystar during the year ended April 30, 2018.

Salaries paid to stockholders for the years ended April 30, 2019 and 2018 were approximately $171,000 and $355,000, respectively.  Included in prepaids and other at April 30, 2019 and 2018 are amounts due from stockholders of approximately $33,000 and $7,000, respectively.

Salaries and consulting fees paid to children of the stockholders for sales, operations and computer consulting for the years ended April 30, 2019 and 2018 were approximately $105,000 and $267,000, respectively.

In April 2019, the Company sold its residential rental property that was located adjacent to the showroom to Brookline Realty Investment, Inc.(“Brookline”), an entity wholly owned by a major stockholder, for $290,000.  The gain of approximately $132,000 from the sale is included in other income in the accompanying statements of operations and comprehensive loss.

During the year ended April 30, 2019, the Company sold or transferred the Company’s executive vehicles to the stockholders.  The related gain from the vehicles was approximately $4,700 and is included in other income in the accompanying statements of operations and comprehensive loss.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(9)        PROFIT SHARING PLAN

The Company sponsors a qualified 401(k) profit sharing plan, covering all eligible employees.  The plan permits participants to make tax-deferred contributions to the plan by salary reduction.  Company contributions are discretionary and are determined annually by the Board of Directors. There were no Company contributions in 2019 and 2018.  Participant and Company contributions are limited to amounts allowed under the Internal Revenue Code.

The Company offers no post-retirement benefits other than the plan discussed above and no significant post-employment benefits.

(10)      INCOME TAXES

Deferred tax asset consists of the following as of April 30:

	2019	2018

Deferred tax assets:
Federal	$663,000	$472,000
State	210,000	132,000
Valuation allowance	(873,000)	(604,000)

	$—	$—

Deferred taxes relate to temporary differences in the valuation of inventories, depreciation and net operating loss carryforwards.

Provision for income taxes differs from the amount computed by applying the statutory Federal rate due to the effect of state income taxes, nondeductible expenses and the deductibility of expenses for book and tax purposes.

Provision for income taxes for the years ended April 30, 2019 and 2018 is summarized as follows:

	2019	2018
Deferred:
Federal	$191,000	$228,000
State	78,000	54,000
Valuation allowance	(269,000)	(282,000)

	$—	$—

For federal income tax purposes, the Company has a net operating loss carryforward of approximately $2,700,000 as of April 30, 2019, of which $1,800,000 expires beginning in 2024 and $900,000 which can be carried forward indefinitely.  For state income tax purposes, the Company has a net operating loss carryforward of approximately $1,700,000 as of April 30, 2019, which expires beginning in 2038.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(11)     COMMITMENTS

Leases:

The Company leases certain property, equipment and software under operating leases.  Initial lease terms range from two years to seven years.  The leases expire at various dates and provide for renewal options.  At April 30, 2019, one seven-year option renewal period beginning February 1, 2024 remains for the Worcester retail showroom and administrative offices.  The agreement for the Clinton warehouse facility provides for a renewal option of five years beginning June 1, 2022.  The leases generally require the Company to pay all maintenance, property taxes and insurance costs.  Leases covering equipment generally require, in addition to stated minimums, contingent rentals based on equipment usage.  Some of the equipment leases contain fair value purchase options at the end of the lease terms.  Rental expense for real property leases was approximately $1,282,000 and $1,299,000 in 2019 and 2018, respectively.  Included in other operating expenses in the accompanying statements of operations and comprehensive loss are rental expense for equipment leases totaling approximately $213,000 and $198,000 in 2019 and 2018, respectively, and expense for the software license of approximately $148,000 and $123,000 in 2019 and 2018, respectively.

Approximate future minimum lease payments, excluding real estate taxes and scheduled increases that are not fixed, are as follows:

2020	$1,642,000
2021	1,677,000
2022	1,668,000
2023	950,000
2024	725,000

$6,662,000

Litigation:

The Company may become subject to legal proceedings and claims that arise in the ordinary course of business.  These legal proceedings and claims, even if meritorious, could result in the expenditure of financial and management resources.  The Company records a liability when it is probable that a loss has been incurred and the amount is reasonably estimable.  There is judgement required in both the probability determination and as to whether an exposure can be reasonably estimated.

The Company believes that the ultimate liability with respect to these legal proceedings and claims, if any, will not have a material effect on the Company’s financial position, results of operations or cash flows.  Any legal costs resulting from legal proceedings and claims are expensed as incurred.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(12)      CONCENTRATIONS

The Company maintains cash balances at a financial institution.  Amounts on deposit at these institutions are secured by the country’s federal insurance limit.  At times, such cash balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.  The Company has not experienced and does not anticipate any losses in its cash accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash balances.

The Company made approximately 28% and 30% of its purchases from two major vendors for the years ended April 30, 2019 and 2018, respectively.  The Company owed its major vendors approximately $394,000 and $369,000 at April 30, 2019 and 2018, respectively.

(13)      LIQUIDITY AND GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  During the years ended April 30, 2019 and 2018, the Company incurred a net loss of approximately $744,000 and $886,000, respectively.  At April 30, 2019 the Company had a deficit in working capital of $1,004,000.  Further, at April 30, 2019 the accumulated deficit amounted to approximately $434,000.  These conditions lead management to believe that there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company attaining profitable operations and is dependent upon obtaining sufficient financing to fund the Company’s operations and achieving a level of revenue adequate to support the Company’s cost structure. The subsequent sale of a 58% ownership interest to Vystar in July 2019 should assist with management’s plans to obtain additional financing from outside sources.  Management is reviewing the Company’s cost structure to further reduce operating expenses.  Efficiencies should be realized with the Vystar transaction to assist with achieving a lower cost structure.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

MURIDA FURNITURE CO., INC.,
dba ROTMANS FURNITURE

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2019 AND 2018

(14)      SUBSEQUENT EVENTS

Management has evaluated the need for disclosures resulting from subsequent events through December 3, 2019, which is the date the financial statements were available to be issued. Subsequent events are as follows:

On July 18, 2019, two of the Company’s three stockholders signed a stock purchase agreement, which resulted in Vystar acquiring 58% of the issued and outstanding common stock and a controlling interest in the Company.  As a result, the Company will be reimbursed for shared resources including warehouse staff and space, computer services, advertising and various other personnel.  Through December 3, 2019, the Company has received additional advances totaling $175,000 towards these costs.

Commencing July 1, 2019, the lease on the Company’s Worcester retail showroom and administrative offices was increased to $870,000 from $682,000 per year and will be adjusted beginning July 1, 2021 on an annual basis according to the Consumer Price Index.

On July 10, 2019, the line of credit agreement with a commercial bank was amended and restated to include Vystar as borrower and guarantor.  The line will also be secured with a mortgage on the residential rental property adjacent to the showroom owned by Brookline.   Indebtedness to existing and future Rotman family promissory notes will be subordinated to the bank debt.